                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement               [ ] Confidential, for Use of the
[X] Definitive proxy statement                    Commission Only (as permitted
[ ] Definitive additional materials               by Rule 14a-6(e)(2))
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                PERCEPTRON, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             THOMAS S. VAUGHN, ESQ.
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any party of the fee is offset as provided by Exchange Act Rule 1-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of filing.

     (1) Amount Previously Paid:
     (2) Form Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

[PERCEPTRON LETTERHEAD]

                                                                    May 11, 1999

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, June 24, 1999, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170.

     The attached notice of the meeting and Proxy Statement describe the items of business to be transacted: (a) the election of five directors, (b) the approval of an amendment to the Company's 1992 Stock Option Plan to increase the shares of Common Stock available for grant under such plan by 300,000 shares (the "1992 Amendment"), (c) the approval of amendments to the Company's Directors Stock Option Plan which would (i) extend the expiration date to make new grants of options under the Directors Plan from February 9, 2000 until February 9, 2005; (ii) increase the total number of shares of the Company's Common Stock available for grant under such plan by 150,000 shares; (iii) grant to each Director, at the time of the 1999 Annual Meeting, an additional option to purchase 10,000 shares of Common Stock, in lieu of the 1,500 shares of Common Stock which would otherwise have been granted in 1999 under the Directors Plan; and (iv) revise the number of shares of Common Stock granted to each Director at the time of each Annual Meeting (other than the 1999 Annual Meeting), from 1,500 shares to 3,000 shares of Common Stock (the "Directors Plan Amendment") and (d) such other business as may properly come before the meeting or any adjournment thereof.

     The enclosed Proxy Statement offers a more complete description of the 1992 Amendment and the Directors Plan Amendment. The Board of Directors encourages you to read the Proxy Statement carefully.

     THE BOARD OF DIRECTORS BELIEVES IT IS OF CRITICAL IMPORTANCE THAT THE AMENDMENTS TO THESE PLANS BE ADOPTED, AND WE NEED YOUR VOTE.

     After the formal business session, there will be a report to the shareholders on the progress of the Company along with a discussion period. I look forward to seeing you at the Annual Meeting and hope you will make plans to attend. Whether you plan to attend the meeting, I urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States. Returning the proxy will not affect your right to attend the meeting or your right to vote in person.

                                          Sincerely,

                                          /s/ ALFRED A. PEASE

                                          Alfred A. Pease
                                          Chairman of the Board of Directors,
                                          President
                                          and Chief Executive Officer

                                PERCEPTRON LOGO

                       ----------------------------------
                                PERCEPTRON, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 24, 1999
             ------------------------------------------------------

     The Annual Meeting of Shareholders of Perceptron, Inc., a Michigan corporation, will be held on Thursday, June 24, 1999, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170 for the following purposes:

     1. To elect five directors to serve until the 2000 Annual Meeting of Shareholders.

     2. To approve and adopt an amendment to the Company's 1992 Stock Option Plan which would increase by 300,000 shares the total number of shares of the Company's Common Stock available for grant under such plan.

     3. To approve and adopt amendments to the Company's Directors Stock Option Plan which would (a) extend the expiration date to make new grants of options under the Directors Plan from February 9, 2000 until February 9, 2005; (b) increase the total number of shares of the Company's Common Stock available for grant under such plan by 150,000 shares; (c) grant to each Director, at the time of the 1999 Annual Meeting, an additional option to purchase 10,000 shares of Common Stock, in lieu of the 1,500 shares of Common Stock which would otherwise have been granted in 1999 under the Directors Plan; and (d) revise the number of shares of Common Stock granted to each Director at the time of each Annual Meeting (other than the 1999 Annual Meeting), from 1,500 shares to 3,000 shares of Common Stock.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 30, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A certified list of shareholders entitled to vote at the meeting will be available for examination by any shareholder during the meeting at the corporate offices at 47827 Halyard Drive, Plymouth, Michigan 48170.

                                          By the Order of the Board of Directors

                                          /s/ THOMAS S. VAUGHN

                                          Thomas S. Vaughn, Secretary

47827 Halyard Drive
Plymouth, Michigan 48170
May 11, 1999

--------------------------------------------------------------------------------
     THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT, AND YOUR COOPERATION IN PROMPTLY RETURNING YOUR MARKED, DATED AND SIGNED PROXY WILL BE APPRECIATED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOUR PROXY WILL, HOWEVER, HELP TO ASSURE A QUORUM AND TO AVOID ADDED PROXY SOLICITATION COSTS.
--------------------------------------------------------------------------------

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

                                PERCEPTRON, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 9:00 A.M. ON JUNE 24, 1999

                           -------------------------
                                  INTRODUCTION

     This Proxy Statement and the accompanying form of proxy, which were first mailed to shareholders on approximately May 11, 1999, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Perceptron, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the corporate offices of the Company on Thursday, June 24, 1999, at 9:00 a.m., local time, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The corporate offices of the Company are located at 47827 Halyard Drive, Plymouth, Michigan, 48170, and the Company's telephone number is (313) 414-6100.

     Only holders of record of the Company's Common Stock, $0.01 par value (the "Common Stock") at the close of business on April 30, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 8,169,152 shares of Common Stock outstanding and entitled to vote. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. See "Further Information -- Share Ownership of Management and Certain Shareholders" for a description of the beneficial ownership of the Common Stock.

     Directors, officers and other employees of the Company may solicit, without additional compensation, proxies by any appropriate means, including personal interview, mail, telephone, courier service and facsimile transmissions. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's Common Stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith. The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of Meeting, Proxy Statement, form of proxy and any other soliciting material, as well as the cost of forwarding such material to the beneficial owners of Common Stock, will be borne by the Company.

     Shares represented by a duly executed proxy, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder thereon if the proxy is received by the Company before the close of business on June 23, 1999. Shares represented by a proxy received after June 23, 1999 will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before the vote of shareholders is taken. The accompanying proxy also gives the persons named therein discretionary authority to vote all shares of Common Stock represented by the proxy on any other matter that is properly presented for action at the meeting; however, the Board of Directors does not intend to present any other matters at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at the Company's corporate offices at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

     Abstentions, and withheld votes with respect to the election of directors, are counted only for purposes of determining whether a quorum is present at the 1999 Annual Meeting. Broker non-votes are not counted for any purpose. Directors are elected by a plurality of the votes cast, so that only votes cast "for" directors are counted in determining which directors are elected. Approval of the proposals to amend the 1992 Stock Option Plan and the Directors Stock Option Plan require a majority of the votes cast on the matter. For purposes of determining the number of votes cast with respect to the proposals to amend the 1992 Stock Option Plan and the Directors Stock Option Plan, only those cast "for" or "against" are included, and abstentions and broker non-votes are not counted for this purpose.

                       MATTERS TO COME BEFORE THE MEETING

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, Shareholders will be asked to elect a board of five directors to hold office, in accordance with the Bylaws of the Company, until the 2000 annual meeting and until the election and qualification of their successors, or until their resignation or removal. The following table sets forth information regarding the nominees for election to the Company's Board of Directors. The shares represented by properly executed proxies will be voted in accordance with the specifications made therein. PROXIES WILL BE VOTED "FOR" THE ELECTION OF SUCH NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD. If a nominee is unable to serve or, for good cause, will not serve, the proxy confers discretionary authority to vote with respect to the election of any person to the Board. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected to the Board of Directors. Shares may not be voted cumulatively for the election of directors.

     The nominees named below have been selected by the Board of Directors of the Company. The following information with regard to business experience has been furnished by the respective nominees for director.

                                                    POSITION, PRINCIPAL OCCUPATIONS
           NAME AND AGE                                 AND OTHER DIRECTORSHIPS
           ------------                             -------------------------------
David J. Beattie, 57..............    Mr. Beattie has been a director of the Company since 1997.
                                      Mr. Beattie has been Senior Vice President, Sales and
                                      Marketing of McNaughton -- McKay Electric Company ("MME")
                                      since February 1997, where he is responsible for all sales and marketing activities, strategic planning, engineering
                                      and related services. In addition, he serves as Chief
                                      Operating Officer of MME's Southern Region. He has been
                                      employed by MME since 1978 in various capacities including
                                      Chief Engineer, Sales Manager and Vice President. MME is a
                                      distributor of industrial automation products and services.
                                      Mr. Beattie served as a director of Trident Systems, Inc.
                                      prior to its acquisition by the Company in April 1997.

Philip J. DeCocco, 61.............    Mr. DeCocco has been a director of the Company since 1996.
                                      Mr. DeCocco has been President of Sturges House, Inc., a
                                      company founded by Mr. DeCocco, since 1983. Sturges House,
                                      Inc. offers executive recruiting and management consulting services in human resources, strategic planning, executive development and organization design and development to
                                      various companies.

Robert S. Oswald, 57..............    Mr. Oswald has been a director of the Company since 1996.
                                      Mr. Oswald has been Chairman, President and Chief Executive
                                      Officer of Robert Bosch Corporation, a manufacturer of
                                      automotive components and systems, since July 1996 and prior to that time, from January 1994 to June 1996, was President and Chief Executive Officer of such company. Mr. Oswald
                                      serves as a director and member of the management board of
                                      Robert Bosch, Gmbh and a director of Robert Bosch
                                      Corporation.

                                                    POSITION, PRINCIPAL OCCUPATIONS
           NAME AND AGE                                 AND OTHER DIRECTORSHIPS
           ------------                             -------------------------------
Alfred A. Pease, 53...............    Mr. Pease has been a director of the Company since 1996 and
                                      Chairman of the Board since July 1996. Since February 1996,
                                      Mr. Pease has been President and Chief Executive Officer of the Company. From November 1993 to February 1996, Mr. Pease
                                      was President and founder of Digital Originals, Inc., a
                                      manufacturer of digital imaging products and related
                                      software.

Terryll R. Smith, 49..............    Mr. Smith has been a director of the Company since 1996. Mr.
                                      Smith has been President and Chief Executive Officer of
                                      picoNetworks, an integrated circuits and software services company, since December 1998. Mr. Smith serves as a director of picoNetworks. From February 1996 to March 1998, Mr. Smith was Group Vice President, Sales and Marketing of Advanced
                                      Micro Devices, Inc. ("AMD"), a manufacturer of integrated
                                      circuits. From January 1994 to February 1996, Mr. Smith was
                                      Group Vice President, Applications Solutions Products of
                                      AMD. From October 1992 to January 1994, Mr. Smith was Vice
                                      President, International Sales and Marketing of AMD.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors is responsible for direction of the overall affairs of the Company. Directors of the Company are elected to serve until their successors are elected. The Board of Directors and each committee thereof meet formally from time to time and also take action by consent resolutions. During the year ended December 31, 1998, the Board of Directors met a total of twelve times and took action by consent resolution on occasion. All of the current directors who are standing for re-election, except for Mr. Oswald, attended at least 75% of the total meetings of the Board of Directors, and of any committee on which they served, held during the period in 1998 in which they served as directors or members of any such committees.

     The Board of Directors has delegated certain authority to an Audit Committee, a Management Development, Compensation and Stock Option Committee and an Executive and Nominating Committee to assist it in executing its duties. The composition and principal functions of each Committee are as follows:

     Audit Committee. The Audit Committee is currently comprised of one member of the Board of Directors: Mr. Oswald. Mr. Louis R. Ross served on the Audit Committee until his death in May 1999. His replacement on the Committee will be appointed at the Board of Directors meeting immediately following the Annual Meeting. The principal functions of the Audit Committee are to nominate the accounting firm to be appointed as the Company's independent certified public accountants and to review the plan and scope of the audit, the report of the audit upon its completion and the adequacy of the Company's internal accounting procedures and controls. The Audit Committee also reviews the nature and extent of all services provided to the Company by such accountants and evaluates their fees and the effects of such services upon their independence. The Audit Committee held two meetings in 1998.

     Management Development, Compensation and Stock Option Committee. The Management Development, Compensation and Stock Option Committee ("Management Development Committee") is currently comprised of one member of the Board of
Directors: Mr. DeCocco. Mr. Ross served on the Management Development Committee until his death in May 1999. His replacement on the Committee will be appointed at the Board of Directors meeting immediately following the Annual Meeting. The principal functions of the Committee are to review the Company's compensation programs, to establish the compensation programs for the Company's executive officers, and to review and approve annual bonuses to be paid to such executive officers and to administer the Company's Stock Option Plans. The Committee met six times in 1998, and took action by consent resolution on a number of occasions in 1998.

     Executive and Nominating Committee. The Executive and Nominating Committee is currently comprised of three members: Messrs. Pease, Beattie and Smith. The Committee is generally authorized to act on behalf of the Board of Directors between meetings of the Board. The Committee's duties also include recommending to the Board of Directors the nominees to stand for election as directors at each annual meeting of shareholders and recommending to the Board of Directors the directors to serve on the standing committees of the Board. Recommendations by shareholders of possible director nominees may be addressed to the Executive and Nominating Committee of the Board of Directors in care of the Secretary of the Company and will be forwarded to the Committee for consideration. The Committee met once in 1998.

             PROPOSAL 2 -- AMENDMENT TO THE 1992 STOCK OPTION PLAN

PROPOSED AMENDMENT TO THE 1992 PLAN

     The Company proposes to amend the 1992 Stock Option Plan (the "1992 Plan") to increase the total number of shares of Common Stock available for grant under such plan by 300,000 shares, from 2,114,286 to 2,414,286. Of the 2,114,286 shares available under the 1992 Plan, as of April 30, 1999, 138,962 shares are available for future grants, 925,798 are reserved for outstanding grants under the 1992 Plan and the remainder have been issued upon exercise of stock options previously granted under the 1992 Plan.

     This amendment is necessitated by the fact that there are insufficient shares of Common Stock currently available under the 1992 Plan for the Company to continue to grant options to new and existing officers. This amendment, if approved by the shareholders of the Company, will permit the continued use of options to attract new executives and to retain and provide incentive to the Company's existing executive team.

     The Company's executive officer and management compensation program reflects the Company's philosophy that executive compensation should be linked to performance. As a result, a substantial portion of each executive's cash compensation is paid in the form of a bonus which is earned only if the Company achieves established performance standards. Similarly, the Company's Management Development Committee has historically favored stock-based compensation incentives for the Company's executives, such as stock options which permit the executives to buy a specified number of shares of Common Stock at the fair market value on the date an option is granted. Such stock options gain value only if the price of the Common Stock increases above the exercise price.

     Further, as the Company continues to grow, it has a continuing need to attract highly qualified executive candidates to meet the Company's personnel requirements. The Company utilizes stock options as part of a standard compensation package developed to attract such candidates.

     If the 1992 Plan is amended as proposed, the Company intends to continue to use stock options as a key component of its executive compensation program as described above.

     If the proposed amendment to the 1992 Plan is not approved, the Company believes that the number of available option shares would be inadequate to meet the Company's needs and would significantly impede the Company's ability to attract new executives and to retain existing key executive team members.

REQUIRED VOTE

     Approval of the proposed amendment to the 1992 Plan requires a majority of the votes cast on the matter. PROXIES WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1992 PLAN UNLESS OTHERWISE INDICATED ON THE PROXY.

THE 1992 STOCK OPTION PLAN

     The 1992 Plan was adopted by the Board of Directors on April 21, 1992 and approved by the shareholders on April 27, 1992 and has been amended on several occasions thereafter. Most recently the Plan was amended on April 14, 1999 to increase the total number of shares of Common Stock available for grant under such plan from 2,114,286 to 2,414,286. Such amendment is being submitted to the shareholders for approval at the Annual Meeting.

     As of April 30, 1999, an aggregate of 1,064,760 shares of the Common Stock are reserved for issuance upon the exercise of options granted under the 1992 Plan, and an additional 300,000 will be reserved upon approval of the proposed amendment to the 1992 Plan. If, for any reason, an option lapses, expires or terminates without having been exercised in full, the unpurchased shares covered thereby are again available for grants of options under the 1992 Plan. In addition, if the option is exercised by delivery to the Company of shares previously acquired pursuant to options granted under the 1992 Plan or for options granted prior to January 1, 1998, by an optionee through the retention by the Company of a portion of the option in payment of the exercise price of such option, then shares of Common Stock underlying the retained option and shares of Common Stock delivered in payment of the exercise price of an option as described above will again be available for grants of options under the 1992 Plan.

     Pursuant to the 1992 Plan, employees of the Company (approximately 342 persons) may be granted incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and other persons (including employees) may be granted nonqualified options to acquire Common Stock. The purpose of the 1992 Plan is to encourage employees of the Company and certain other persons to acquire Common Stock. The Company believes that stock option grants to employees help to provide an incentive for their continued employment and otherwise more closely align their interests with those of the Company and its shareholders.

     The 1992 Plan presently is administered by the Management Development Committee. Subject to the express provisions of the 1992 Plan, the Management Development Committee has authority, in its discretion, to determine which employees and other persons receive options, the times when options will be granted, the exercise price of each option, the period during which each option may be exercised, the number of shares subject to each option and the terms of the respective option agreements covering each option. At present, the Management Development Committee is only granting options under the 1992 Plan to the officers of the Company, although it may in the future grant options under the 1992 Plan to other key team members or other persons. The Management Development Committee may set aside a fixed number of shares of Common Stock out of the shares available under the 1992 Plan for grants by the President to employees of the Company who are not officers of the Company. Currently, the President does not have authority to grant options under the 1992 Plan.

     Stock options granted under the 1992 Plan are exercisable upon such terms within the parameters of the 1992 Plan as the Management Development Committee, in its discretion, may determine. No option granted under the 1992 Plan may be exercisable more than ten years from the date upon which it was granted. In addition, no option granted under the 1992 Plan may be exercisable within six months from the date of grant by persons subject to Section 16 (b) of the Securities Exchange Act of 1934, as amended. No ISO shall be exercisable by any employee who has not been in the continuous employ of the Company for a period of at least one year from the date of grant. Employees possessing more than ten percent of the voting stock of the Company are eligible to receive ISOs; provided, however, that the option price of ISOs granted to such employees shall not be less than 110% of the fair market value of the shares covered by the ISOs on the date of grant and such ISOs shall not be exercisable more than five years after the date of grant. The exercise price of nonqualified options granted under the 1992 Plan shall be no less than the fair market value of the Common Stock on the date of grant. The last reported sale price of the Common Stock, as quoted on The Nasdaq Stock Market's National Market (the "Nasdaq National Market"), on April 30, 1999 was $5.4375 per share.

     The exercise price is payable in full in cash at the time of purchase; or in shares of Common Stock, (but generally, only if such shares have been owned for at least six months); or, in the case of nonqualified stock options or in the case of ISOs issued on or after May 21, 1993, the exercise price may be paid by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the participant's broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("cashless exercise" procedure); or, in the case of nonqualified stock options or in the case of ISOs issued on or after October 21, 1994, or before January 1, 1998, the option exercise price may be paid through the retention by the Company of shares of Common Stock which would otherwise be transferred to the optionee upon the exercise of exercisable options, with such retained shares having a value equal to the difference between the fair market value of the shares being retained (determined as of the date of exercise of the options), less the exercise price of such options (but generally, only if the optionee then owns, and has owned for at least six months, at least an equal number of shares of Common Stock as the option shares being retained) or, in the case of ISOs issued prior to January 1, 1997, may be paid in three installments as hereinafter provided or, a combination of the foregoing. In the event of payments in installments, 50% of the purchase price will be paid on the date of exercise and on such date the optionee will execute and deliver to the Company the optionee's promissory note making the optionee personally liable to pay the balance of the purchase price in two installments on the first and second anniversaries of the date of exercise. The promissory note will bear interest at a rate determined by the Management Development Committee and will be secured by a pledge of the Common Stock being purchased.

     Generally, if the employment by the Company of any optionee who is an Employee (as defined in the 1992 Plan) terminates for any reason, other than by death or total and permanent disability, any option which the optionee is entitled to exercise on the date of employment termination may be exercised by the optionee at any time on or before the earlier of the expiration date of the option or three months after the date of employment termination, but only to the extent of the accrued right to purchase at the date of such termination. In addition, the Management Development Committee has the discretionary power to extend the date to exercise beyond three months after the date of employment termination. If the employment of any optionee who is an Employee is terminated because of total and permanent disability, the option may be exercised by the optionee at any time on or before the earlier of the expiration date of the option or one year after the date of termination of employment, but only to the extent of the accrued right to purchase at the date of such termination. If any optionee dies while employed by the Company and, if at the date of death, the optionee is entitled to exercise an option, such option may be exercised by any person who acquires the option by bequest or inheritance or by reason of the death of the optionee, or by the executor or administrator of the estate of the optionee, at any time before the earlier of the expiration date of the option or one year after the date of death of the optionee, but only to the extent of the accrued right to purchase at the date of death.

     Certain option agreements issued to officers of the Company contain a provision accelerating the exercisability of options granted under the 1992 Plan in the event of employment termination under certain circumstances, including terminations of an officer's employment without cause. All agreements issued to date under the 1992 Plan contain provisions accelerating the exercisability of options granted under the 1992 Plan in the event of certain mergers and sales of all or substantially all of the assets of the Company.

     See "Further Information -- Compensation of Directors and Executive Officers -- Termination of Employment and Change of Control Arrangements" for a description of additional provisions applicable to the executive officers named in the Summary Compensation Table.

AMENDMENT OR TERMINATION

     The 1992 Plan may be suspended or terminated in its entirety at any time by the Board of Directors. In addition, the Board of Directors may suspend, terminate or amend the 1992 Plan at any time without the approval of shareholders; provided, however, that the approval of shareholders is required for any amendment which: (i) increases the total number of shares of stock which may be issued and sold under the 1992 Plan; (ii) decreases the minimum option price; (iii) alters the class of employees eligible for grants of options; (iv) increases the maximum term of options granted under the 1992 Plan; (v) reduces the period of time after the date of grant during which an employee must remain in the employ of the Company in order to exercise an option; (vi) increases the term of the 1992 Plan; (vii) withdraws the administration of the 1992 Plan from the Board of Directors; or (viii) otherwise materially increases the benefits accruing to participants under the 1992 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. Under the Code as now in effect, at the time an ISO is granted or exercised, the optionee will not recognize income and the Company will not be entitled to any deduction. However, the difference between the exercise price and the fair market value of the purchased shares on the date of exercise is a tax preference item which may be subject to the federal alternative minimum tax in the year the ISO is exercised. The holder of an ISO generally will be accorded long-term capital gain or loss treatment on the disposition of Common Stock acquired by exercise of the option; provided that the disposition (i) occurs more than two years from the date of grant, and (ii) one year from the date of exercise. An optionee who disposes of shares acquired upon exercise of an ISO prior to the expiration of the foregoing holding periods recognizes ordinary income upon the disqualifying disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the date of disposition. Any appreciation between the date of exercise and date of disposition is taxed as long or short-term capital gain, depending upon the holding period of the shares. Payment of the exercise price by surrendering shares of Common Stock generally will not result in the recognition of a gain or loss on the shares surrendered. If an ISO is tendered by the retention by the Company of shares of Common Stock underlying the ISO, the optionee will recognize ordinary income in the year the option is exercised equal to the difference between the fair market value on the date of exercise of the Common Stock retained by the Company to satisfy the option price and the exercise price of the ISO. The optionee's basis for the newly acquired shares will be equal to the fair market value of the shares on the exercise date, and the optionee's holding period will begin on the day after the date of exercise. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation.

     Nonqualified Stock Options. Upon the exercise of a nonqualified option, an optionee will recognize ordinary income equal to the difference between the option price and the fair market value of the Common Stock at the time of exercise. When the optionee disposes of shares acquired by the exercise of an option, the amount received in excess of the fair market value on the date of exercise will be treated as long or short-term capital gain, depending on the holding period of the shares. Payment of the option price for shares of Common Stock by surrender of shares of Common Stock previously owned by the optionee will not give rise to a recognized gain on the shares surrendered. If a nonqualified option is exercised with payment by Common Stock, to the extent the number of new shares received upon the exercise of a nonqualified option exceeds the number of shares surrendered upon the exercise of such option, the fair market value of the additional shares on the date the option is exercised, reduced by the amount of any cash paid by the optionee upon the exercise of the option, will be taxable to the optionee as ordinary income in the year the option is exercised. The optionee's basis and holding period for the number of newly-acquired shares equal to the number of surrendered shares will carry over from the surrendered shares on a share-for-share basis. The optionee's basis in the remaining shares will equal the fair market value of the shares on the exercise date, and the optionee's holding period will begin on the day after the date on which the optionee's tax basis is determined. If the option price of a nonqualified option is tendered through the retention by the Company of shares of Common Stock underlying the nonqualified option, the optionee will recognize ordinary income in the year the option is exercised equal to the difference between the fair market value on the date of exercise of the Common Stock retained by the Company to satisfy the option price and the exercise price of such options. The optionee's basis for the newly acquired shares will be equal to the fair market value of the shares on the exercise date, and the optionee's holding period will begin on the day after the date of exercise. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation.

STOCK OPTIONS GRANTED UNDER THE 1992 PLAN

     The following table lists each person named in the Summary Compensation Table under "Further Information -- Compensation of Directors and Executive Officers -- Summary Compensation Table" below, all director nominees, all current executive officers as a group, all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person who received or is to receive at least five percent of the options under the 1992 Plan, and all current team members of the Company (other than executive officers) as a group, indicating the number and weighted average exercise price of options granted under the 1992 Plan to each of the foregoing, as of April 30, 1999. The table does not include options previously granted under the Company's 1983 Stock Option Plan, 1998 Stock Option Plan or Directors Stock Option Plan.

                                                                 OPTIONS GRANTED      WEIGHTED AVERAGE
                NAME AND PRINCIPAL POSITION                     UNDER 1992 PLAN(1)     EXERCISE PRICE
                ---------------------------                     ------------------    ----------------
Alfred A. Pease, President, Chief Executive Officer and
  Chairman of the Board, Director Nominee...................         255,000(2)            19.49
Dean J. Massab, Vice President -- Automotive Business
  Unit......................................................          66,500(3)            16.36
Frank H.W. Schoenwitz, Vice President -- European Business
  Unit......................................................          33,000(4)            19.23
John G. Zimmerman, Former Vice President and Chief Financial
  Officer...................................................          40,000(5)            35.86
All Current Executive Officers as a Group (4 persons).......         389,500               17.65
All Current Directors (other than Executive Officers) as a
  Group (4 persons).........................................               0                   0
David J. Beattie, Director Nominee..........................               0                   0
Philip J. DeCocco, Director Nominee.........................               0                   0
Robert S. Oswald, Director Nominee..........................               0                   0
Terryll R. Smith, Director Nominee..........................               0                   0
All Current Team Members (other than Executive Officers) as
  a Group...................................................         896,529               15.80

-------------------------
(1) All options are ISOs, except that 221,714, 26,428, 13,472 and 137,209 shares held by Messrs. Pease, Massab, Schoenwitz, and certain other team members, respectively, are non-qualified options. The exercise price of all options is equal to 100% of the fair market value of the Common Stock on the date of grant.

(2) Options for 200,000 shares held by Mr. Pease become exercisable in cumulative annual installments of 25% beginning February 14, 1997 and expire on the earlier of February 13, 2006 or, if earlier, one year after Mr. Pease's death or permanent disability or three months after Mr. Pease's termination of employment. In the event Mr. Pease's employment is terminated without cause after July 14, 1998, all remaining unexercisable options for shares of Common Stock granted to him in 1996 will become immediately exercisable. Options for 30,000 and 25,000 shares held by Mr. Pease, become exercisable in cumulative annual installments of 25% beginning November 1, 1998 and January 1, 2000, respectively, and expire on the earlier of October 31, 2007 and December 31, 2008, respectively, or, if earlier, one year after Mr. Pease's death or permanent disability or three months after Mr. Pease's termination of employment. As of April 30, 1999, Mr. Pease held unexercised options for 255,000 shares of Common Stock under the 1992 Plan, of which 157,500 options are exercisable.

(3) Includes 11,625 exercised options. Options for 15,000, 1,500, 20,000 and 30,000 shares held by Mr. Massab become exercisable in cumulative annual installments of 25% beginning December 9, 1995, December 29, 1996, January 1, 1998 and August 1, 1999, respectively, and expire on the earlier of December 8, 1999, December 28, 2005, December 31, 2006 and July 31, 2008, respectively, or, if earlier, one year after Mr. Massab's death or permanent disability or three months after Mr. Massab's termination of employment. As of April 30, 1999, Mr. Massab held unexercised options for 54,875 shares of Common Stock under the 1992 Plan, of which 14,502 are exercisable.

(4) Options for 30,000 and 3,000 shares held by Mr. Schoenwitz, become exercisable in cumulative annual installments of 25% beginning March 1, 1999 and September 1, 1999, respectively, and expire on the earlier of February 29, 2008 or August 31, 2008, respectively, or, if earlier, one year after Mr. Schoenwitz's death or permanent disability or three months after Mr. Schoenwitz's termination of employment. As of April 30, 1999, Mr. Schoenwitz held unexercised options for 33,000 shares of Common Stock under the 1992 Plan, of which 7,500 are exercisable.

(5) All of Mr. Zimmerman's options have expired in connection with the termination of his employment with the Company in November 1998.

          PROPOSAL 3 -- AMENDMENTS TO THE DIRECTORS STOCK OPTION PLAN

PROPOSED AMENDMENTS TO THE DIRECTORS PLAN

     The Company proposes to amend the Directors Stock Option Plan (the "Directors Plan") to (i) extend the expiration date of the Directors Plan from February 9, 2000 until February 9, 2005; (ii) increase the total number of shares of Common Stock available for grant under such plan by 150,000 shares, from 175,500 to 325,500; (iii) grant to each Director, at the time of the 1999 Annual Meeting, an additional option to purchase 10,000 shares of Common Stock, which shall become exercisable in three equal annual installments in lieu of the 1,500 shares of Common Stock which would otherwise have been granted in 1999 under the Directors Plan; and (iv) revise the number of shares of Common Stock granted to each Director at the time of each Annual Meeting (other than the 1999 Annual Meeting), from 1,500 shares to 3,000 shares of Common Stock.

     The Directors Plan was adopted to promote the best interests of the Company and its shareholders by attracting and motivating highly qualified individuals to serve as directors of the Company. The Directors Plan was further adopted to encourage increased ownership of Common Stock of the Company by the Company's non-employee directors, and to provide such directors with incentive-based compensation so as to further align their interests with the interests of the Company's shareholders. If the proposed amendments to the Directors Plan are adopted, the Company intends to continue the use of the Directors Plan for such purposes.

     The amendment to extend the expiration date of the Directors Plan to February 9, 2005 is necessitated by the fact that the Directors Plan currently expires on February 9, 2000. If the Directors Plan is not extended, no further grants will be permitted under the Directors Plan beginning February 9, 2000. The expiration of the Directors Plan at that time would severely restrict the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company.

     Of the 175,500 shares available under the Directors Plan, as of April 30, 1999, 57,000 shares are available for future grants, 88,500 are reserved for outstanding grants under the Directors Plan and the remainder have been issued upon exercise of stock options previously granted under the Directors Plan. As a result, while there are currently sufficient shares available under the Directors Plan to make all option grants required and proposed to be granted at the 1999 Annual Meeting, there will be insufficient shares available thereafter for grants to any new members of the Board of Directors or for annual grants to directors in 2000 and subsequent years. The Board of Directors determined to increase the number of shares available under the Directors Plan by 150,000 shares so as to permit the Company to add up to two new members to the Board of Directors between now and 2005 and to make all required and proposed annual grants under the Directors Plan through February 9, 2005 for up to six directors.

     The Company is also proposing to amend the Directors Plan to provide for a one time grant of an option to purchase 10,000 shares of Common Stock to each of the non-employee directors at the 1999 Annual Meeting. This grant is in lieu of the 1,500 share grant that would otherwise have been made to the non-employee directors at that time. This option grant will become exercisable in three equal annual installments. This will be the first significant stock option grant to Messrs. DeCocco, Oswald and Smith and Mr. Beattie since they joined the Board of Directors in 1996 and 1997, respectively. This one time option grant is being proposed to compensate the members of the Board of Directors for past services, particularly in light of the modest cash compensation which has been paid to the non-employee directors in the past, and to encourage their continued service on the Company's Board of Directors. See "Further Information -- Compensation of Directors and Executive Officers -- Directors."

     The amendment to revise the number of shares of Common Stock granted to each Director at the time of each Annual Meeting (other than the 1999 Annual Meeting), from 1,500 shares to 3,000 shares of Common Stock will provide increased incentive to the director nominees to remain on the Board of Directors. Moreover, the additional annual option grant is being granted in lieu of a significant increase in the cash consideration being paid to the non-employee members of the Board of Directors of the Company. See "Further Information -- Compensation of Directors and Executive Officers -- Directors" for a description of the recent increase in cash compensation paid to the non-employee members of the Board of Directors of the Company.

     If all director nominees set forth in "Proposal 1 -- Election of Directors" are elected to the Board of Directors and the other proposed amendments to the Directors Plan are approved by the shareholders of the Company, options to purchase an additional 40,000 shares of Common Stock will be automatically granted under the Directors Plan.

     If the proposed amendments to the Directors Plan are not adopted, the Company will no longer be able to make new grants of options after February 9, 2000.

     Only directors who are not employed by the Company or any subsidiary of the Company and who are not serving as Chairman of the Board are eligible to participate in the Directors Plan. There currently are four directors eligible to participate in the Directors Plan. Following the Annual Meeting, if all director nominees are elected, there will be four directors eligible to participate in the Directors Plan. Neither the Chairman of the Board, the executive officers named in the Summary Compensation Table, nor any other officers or team members of the Company, are eligible to participate in the Directors Plan.

REQUIRED VOTE

     Approval of the proposed amendments to the Directors Plan requires a majority of the votes cast on the matter. PROXIES WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENTS TO THE DIRECTORS PLAN UNLESS OTHERWISE INDICATED ON THE PROXY.

THE DIRECTORS STOCK OPTION PLAN

     The Directors Plan was approved by the Board of Directors on February 9, 1995 and was amended on May 15, 1995 and approved by the shareholders of the Company on June 23, 1995. The Directors Plan has been amended on occasion thereafter. Most recently the Directors Plan was amended on April 14, 1999 to
(i) extend the expiration date to make new grants of options under the Directors Plan from February 9, 2000 until February 9, 2005; (ii) increase the total number of shares of Common Stock available for grant from 175,500 to 325,500;
(iii) grant to each Director, at the time of the 1999 Annual Meeting, an additional option to purchase 10,000 shares of Common Stock, which shall become exercisable in three equal annual installments in lieu of the 1,500 shares of Common Stock which would otherwise have been granted in 1999 under the Directors Plan; and (iv) revise the number of shares of Common Stock granted to each Director at the time of each Annual Meeting (other than the 1999 Annual Meeting), from 1,500 shares to 3,000 shares of Common Stock (the "Directors Plan Amendment"). The Directors Plan Amendment is being submitted to the shareholders for approval at the Annual Meeting. Under the terms of the Directors Plan, eligible non-employee directors are granted options under the Directors Plan in addition to their meeting fees. See "Further Information -- Compensation of Directors and Executive Officers -- Directors".

     The Directors Plan currently provides for the issuance of options to purchase up to the 175,500 shares of Common Stock to non-employee directors of the Company. Shares of Common Stock subject to any unexercised portion of a terminated, forfeited, canceled or expired option under the Directors Plan may be used again for subsequent grants under such plan. In the event the option price of an option granted under the Directors Plan is tendered through the retention by the Company of shares underlying the option or by payment of the exercise price with shares of Common Stock previously acquired by the optionee under the Directors Plan, then such shares may also be used for subsequent grants of options under the Directors Plan.

     Each eligible director who is elected or appointed to the Board of Directors receives an Initial Option to purchase 15,000 shares of Common Stock on the date of his or her first election or appointment (an "Initial Option"). In addition, each non-employee director who has been a director for six months before the date of each annual meeting of shareholders held during the term of the Directors Plan automatically will be granted, as of the date of such annual meeting, an option to purchase an additional 1,500 shares of Common Stock (an "Annual Option"). If the Directors Plan Amendment is adopted by the Shareholders, the Annual Option will be for 3,000 shares of Common Stock beginning in 2000.

     The exercise price of options granted under the Directors Plan will be equal to the average closing price of the Common Stock on the Nasdaq National Market for the last five trading days of the month in which the

Annual Meeting is held. As of the close of business on April 30, 1999, the price per share of Common Stock as quoted on the Nasdaq National Market was $5.4375. The option exercise price is payable in cash, by certified check, bank draft or money order, by delivery to the Company of previously acquired shares of Common Stock having a fair market value equal to the option exercise price, through a cashless exercise procedure whereby the optionee instructs his or her broker to deliver to the Company sufficient cash to pay the exercise price and applicable exercise and employment withholding tax, for options issued prior to June 5, 1998, through the retention of shares from the option being exercised having a fair market value equal to the option exercise price (plus tax withholding, if applicable), or by any combination of the foregoing.

     Each option granted under the Directors Plan as an Initial Option becomes exercisable in full on the first anniversary of the date of grant. Options granted as Annual Options become exercisable in three annual increments of 33 1/3% of the shares subject to the option. All options granted under the Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated.

     If a non-employee director's term of office terminates for any reason, including such director becoming an Employee (as defined in the Directors Plan) of the Company, other than such director's election or appointment as Chairman of the Board, prior to the date the option or portion thereof becomes exercisable, such option or portion thereof shall terminate. If the non-employee director's term of office terminates because such director is elected or appointed as Chairman of the Board and the director is not an Employee or does not become an Employee as a result of such election or appointment, then such director shall not be eligible for further automatic grants of options so long as he or she serves as Chairman, but his or her options granted prior to his or her election as Chairman will not terminate and will continue to become exercisable in full after one year, in the case of Initial Options, or in 33 1/3% annual increments, in the case of Annual Options. Thereafter, if such Chairman becomes an Employee of the Company or ceases to be a director, prior to the date his or her options become exercisable, such options or portion thereof which are not then exercisable shall terminate.

     To the extent that an option is exercisable and is unexercised on the date of the non-employee director's term of office terminates for any reason, including such director becoming an Employee of the Company, other than such director's election or appointment as Chairman of the Board, the option will terminate on the earlier of (i) the expiration date of the option or (ii) three months after such non-employee director's termination; provided, however, that the exercise period in the foregoing clause (ii) will be extended to one year after termination if termination is due to the non-employee director's death or disability. To the extent an option or any portion thereof is exercisable and unexercised on the date a non-employee director's term of office as a non-employee director is terminated due to the non-employee director's election or appointment as Chairman (and the non-employee director is not an Employee or does not become an Employee as a result of such election or appointment), the option will terminate on the earlier of (i) the expiration date of the option or
(ii) three months after such non-employee director becomes an Employee or ceases to be a Director; provided, however, that the exercise period in the foregoing clause (ii) will be extended to one year after the non-employee director ceases to be a director if such termination is due to the non-employee director's death or disability.

     The Directors Plan provides that (i) in the event of a termination by the Company of a director's membership on the Board or failure to renominate the director for election to the Board, or voluntary resignation by the director from the Board at the request of the Board, following a Change in Control of the Company, or (ii), in the event of a Change in Control, if one of the corporations surviving the Change in Control, or the person purchasing the Company's assets in the Change in Control, does not assume the options under the Directors Plan, any portion of an option granted under the Directors Plan that is then not exercisable will become immediately exercisable. For purposes hereof, a "Change in Control" will be deemed to have occurred in the event of
(i) a merger involving the Company in which the Company is not the surviving corporation (other than a merger with a wholly-owned subsidiary of the Company formed for the purpose of changing the Company's corporate domicile); (ii) a share exchange in which the shareholders of the Company exchange their stock in the Company for stock of another corporation (other than a share exchange in which all or substantially all of the holders of the voting stock of the Company, immediately prior to the transaction, exchange, on a pro rata basis, their voting stock of such other corporation for more than 50% of the voting stock of such other corporation); (iii) the sale of all or substantially all of the assets of the Company; or (iv) any person or group of persons (as defined by Section 13(d) of the Exchange Act) (other than any employee benefit plan or employee benefit trust benefitting the team members of the Company) becoming a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities.

     Options granted under the Directors Plan are not transferable except by will or by the laws of descent and distribution, and may be exercised during a non-employee director's lifetime only by such non-employee director.

     The Directors Plan is administered by the Management Development Committee. The Management Development Committee is authorized to construe the provisions of the Directors Plan, but will have no discretion with respect to the terms of grants made automatically under the Directors Plan, except to the extent such discretion would not result in the Directors Plan failing to qualify for the exemption provided under Securities and Exchange Commission Rule 16b-3.

AMENDMENT OR TERMINATION

     The Board may terminate the Directors Plan, or the granting of options under the Directors Plan, at any time. No new grants will be made under the Directors Plan after February 9, 2000 unless the shareholders of the Company agree to extend the expiration date to make new grants of options under the Directors Plan from February 9, 2000 to February 9, 2005. The Board of Directors may at any time and from time to time, amend or modify the Directors Plan; provided, however, no amendment or modification may be made to the Directors Plan without the approval of the shareholders to the extent that Rule 16b-3 requires such amendment or modification to be approved by the shareholders of the Company. Unless otherwise permitted under Rule 16b-3, the Directors Plan may not be amended more than once in any six month period other than to comply with changes in the Code. No amendment or termination will affect any option previously granted to a non-employee director without the consent of such non-employee director.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code as now in effect, upon the exercise of an option granted under the Directors Plan, an optionee will recognize ordinary income equal to the difference between the option price and the fair market value of the Common Stock at the time of exercise. When the optionee disposes of shares acquired by the exercise of an option, the amount received in excess of the fair market value on the date of exercise will be treated as long or short-term capital gain, depending on the holding period of the shares. Payment of the option price for shares of Common Stock by surrender of shares of Common Stock previously owned by the optionee will not give rise to a recognized gain on the shares surrendered. To the extent the number of new shares received upon the exercise of an option exceeds the number of shares surrendered upon the exercise of such option, the fair market value of the additional shares on the date the option is exercised, reduced by the amount of any cash paid by the optionee upon the exercise of the option, will be taxable to the optionee as ordinary income in the year the option is exercised. The optionee's basis and holding period for the number of newly-acquired shares equal to the number of surrendered shares will carry over from the surrendered shares on a share-for-share basis. The optionee's basis in the remaining shares will equal the fair market value of the shares on the exercise date, and the optionee's holding period will begin on the day after the date on which the optionee's tax basis is determined. If the option price of an option is tendered through the retention by the Company of shares of Common Stock underlying the option being exercised, the optionee will recognize ordinary income in the year of exercise equal to the difference between the fair market value on the date of exercise of the Common Stock retained by the Company and the exercise price of such options. The optionee's basis for the newly acquired shares will be equal to the fair market value of the shares on the exercise date, and the optionee's holding period will begin on the day after the date of exercise. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation.

STOCK OPTIONS GRANTED UNDER THE DIRECTORS PLAN

     The following table lists each person named in the Summary Compensation Table under "Further Information -- Compensation of Directors and Executive Officers -- Summary Compensation Table" below, all director nominees, all current executive officers as a group, all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person who received or is to receive at least five percent of the options under the Directors Plan, and all current team members of the Company (other than executive officers) as a group, indicating the number and weighted average exercise price of options granted under the Directors Plan to each of the foregoing, as of April 30, 1999, and options which would be granted under the Directors Plan to each of the foregoing if they continued in their present position with the Company (or if a director nominee, served as a director of the Company) for the remaining term of the Directors Plan through February 9, 2005 if the Directors Plan Amendment is adopted by the shareholders.

                                                                             FUTURE POSSIBLE
                                                         OPTION SHARES          WEIGHTED         OPTION SHARE
                                                         GRANTED UNDER           AVERAGE         GRANTS UNDER
            NAME AND PRINCIPAL POSITION                DIRECTORS PLAN (1)    EXERCISE PRICE     DIRECTORS PLAN
            ---------------------------                ------------------    ---------------    --------------
Alfred A. Pease, President, Chief Executive Officer
  and Chairman of the Board, Director Nominee......               0                   0                  0
Dean J. Massab, Vice President -- Automotive
  Business Unit....................................               0                   0                  0
Frank H.W. Schoenwitz, Vice President -- European
  Business Unit....................................               0                   0                  0
John G. Zimmerman, Former Vice President/Chief
  Financial Officer................................               0                   0                  0
David J. Beattie, Director Nominee.................          16,500(1)           $26.56             25,000(2)
Philip J. DeCocco, Director Nominee................          18,000(1)           $28.97             25,000(2)
Robert S. Oswald, Director Nominee.................          18,000(1)           $28.97             25,000(2)
Terryll R. Smith, Director Nominee.................          18,000(1)           $28.97             25,000(2)
All Current Executive Officers as a Group (4
  persons).........................................               0                   0                  0
All Current Directors (other than Executive
  Officers) as a Group (4 persons).................          70,500(1)           $28.41            100,000(2)
All Current Team Members (other than Executive
  Officers) as a Group.............................               0                   0                  0

-------------------------
(1) Consists of Initial Options of 15,000 shares of Common Stock each to Messrs. Beattie, DeCocco, Oswald and Smith and Annual Options of 1,500 shares of Common Stock to Mr. Beattie and 3,000 shares of Common Stock each to Messrs. DeCocco, Oswald and Smith. Initial Options held by Messrs. Beattie, DeCocco, Oswald and Smith are fully exercisable. 500 of Mr. Beattie's and 1,500 of Messrs. DeCocco, Oswald and Smith's Annual Options, respectively, are presently exercisable or become exercisable within 60 days of May 11, 1999.

(2) Consists of grant of an option to purchase 10,000 shares of Common Stock and five annual grants of an option to purchase 3,000 shares of Common Stock to four current directors if the Directors Plan Amendment is adopted by the shareholders.

                              FURTHER INFORMATION

                               EXECUTIVE OFFICERS

     The officers listed below were appointed by the Board of Directors and serve in the capacities indicated. Executive officers are normally appointed annually by the Board of Directors and serve at the pleasure of the Board.

                                                  POSITION, PRINCIPAL OCCUPATIONS AND
           NAME AND AGE                                   OTHER DIRECTORSHIPS
           ------------                           -----------------------------------
Alfred A. Pease, 53...............    President and Chief Executive Officer since February 1996.
                                      Mr. Pease's business experience is described under "Proposal
                                      1 -- Election of Directors."

John J. Garber, 57................    Mr. Garber has been Vice President -- Finance and Chief
                                      Financial Officer of the Company since February 1999. Prior to that, he was, from September 1991 to February 1999, the
                                      Chief Financial Officer of Newcor, Inc., whose principal
                                      business is the precision machining of components for the
                                      automotive, medium and heavy duty truck and agricultural
                                      industries.

Dean J. Massab, 37................    Mr. Massab has been Vice President -- Automotive Business
                                      Unit of the Company since June 1998. Prior to that, he was
                                      Vice President, Marketing and Advanced Business Development
                                      from January 1997 until June 1998, and Director of North
                                      American Automotive Sales and Service from December 1994
                                      until January 1997. From October 1992 to December 1994, Mr.
                                      Massab was the Manager, North American Operations of
                                      Schlatter, Inc., a flexible welding systems business.

Frank H.W. Schoenwitz, 62.........    Mr. Schoenwitz has been Vice President -- European Business
                                      Unit of the Company since February 1998. Prior to that, he was the President and Chief Executive Officer from August
                                      1987 to February 1998 of WELDUN International, a
                                      wholly-owned subsidiary of the Robert Bosch Corporation.

             SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to beneficial ownership of the Common Stock by each person known by management of the Company to be the beneficial owner of more than five percent of its outstanding Common Stock. The number of shares reported is as of the dates indicated in the footnotes below. The percentage of class is based on 8,169,152 shares of Common Stock outstanding on April 30, 1999. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

                      NAME AND ADDRESS                             AMOUNT AND NATURE          PERCENT
                    OF BENEFICIAL OWNER                         OF BENEFICIAL OWNERSHIP       OF CLASS
                    -------------------                         -----------------------       --------
BankAmerica Corporation, NB Holdings Corporation,
  NationsBank NA, TradeStreet
  Investment Associates, Inc.
  and NationsBanc Advisors Inc.
  100 North Tryon St
  Charlotte, NC 28255.......................................            432,350(1)               5.3

                      NAME AND ADDRESS                             AMOUNT AND NATURE          PERCENT
                    OF BENEFICIAL OWNER                         OF BENEFICIAL OWNERSHIP       OF CLASS
                    -------------------                         -----------------------       --------
Franklin Resources, Inc.,
  Charles B. Johnson and Rupert H. Johnson, Jr.
  777 Mariners Island Boulevard
  San Mateo, California 94404...............................            911,360(2)              11.2
Royce & Associates, Inc., Royce Management Co.
  and Charles M. Royce
  1414 Avenue of the Americas
  New York, New York 10019..................................            727,300(3)               8.9
Schwartz Investment Counsel, Inc.
  and Schwartz Investment Trust
  3707 W. Maple Rd.
  Bloomfield Hills, Michigan 48301..........................            473,800(4)               5.8
T. Rowe Price Associates, Inc.,
  T. Rowe Price Small-Cap Value Fund, Inc.
  100 E. Pratt Street
  Baltimore, Maryland 21202.................................            650,800(5)               8.0
Wellington Management Company, LLP
  and Wellington Trust Company, NA
  75 State Street
  Boston, Massachusetts 02109...............................            689,600(6)               8.4

-------------------------
(1) Based upon their statement on Schedule 13G dated on February 4, 1999 and filed with the Securities and Exchange Commission on February 5, 1999, NationsBank NA has sole power to vote and dispose of 53,300 shares of Common Stock and TradeStreet Investment Associates Inc. has sole power to vote and dispose of 379,050 shares of Common Stock. Further, based upon their statement on Schedule 13G, the shares are beneficially owned indirectly by BankAmerica Corporation, a parent holding company of the following: NB Holdings Corporation, which is a holding company of its subsidiaries:
    NationsBank NA, a bank, and NationsBanc Advisors Inc. and TradeStreet Investment Associates Inc., both registered Investment Advisors. BankAmerica and NB Holdings share the power to vote and dispose of 432,350 shares of Common Stock and NationsBanc Advisors Inc. shares the power to vote and dispose of 234,450 shares of Common Stock.

(2) Based upon their statement on Schedule 13G dated January 29, 1999 and filed with the Securities and Exchange Commission on February 2, 1999, Franklin Advisers, Inc. has sole power to vote and dispose of 890,500 shares of Common Stock and Franklin Management, Inc. has sole power to dispose of 20,860 shares of Common Stock. Further, based upon their statement on
    Schedule 13G, the shares of Common Stock are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI.

(3) Based upon their statement on Schedule 13G dated on February 8, 1999 and filed with the Securities and Exchange Commission on February 10, 1999, Royce & Associates, Inc. ("Royce") has sole power to vote and dispose of 710,200 shares of Common Stock and Royce Management Company ("RMC") has sole power to vote and dispose of 17,100 shares of Common Stock. Further, based upon their statement on Schedule 13G, Charles M. Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares of Common Stock beneficially owned by Royce and RMC.

(4) Based upon their statement on Schedule 13G dated and filed with the Securities and Exchange Commission on February 8, 1999, Schwartz Investment Counsel, Inc. has sole power to vote and dispose of 243,500 shares of Common Stock and shared power to vote and dispose of 30,300 shares of Common Stock. Schwartz Investment Trust on behalf of its series fund, Schwartz Value Fund, has sole power to vote and dispose of 200,000 shares of Common Stock.

(5) Based upon their statement on Schedule 13G dated and filed with the Securities and Exchange Commission on February 11, 1999, T. Rowe Price Associates, Inc. has sole power to dispose of, and T. Rowe Price Small-Cap Value Fund, Inc. has sole power to vote, 650,800 shares of Common Stock.

(6) Based upon its statement on Schedule 13G dated December 31, 1998 and filed with the Securities and Exchange Commission on February 8, 1999, Wellington Management Company, LLP has shared power to vote 168,600 shares and shared power to dispose of 689,600 shares of Common Stock. Further, based upon its statement on Schedule 13G, virtually all of Wellington Management Company's accounts involve outside persons who have the right to receive or direct the receipt of dividends from, or the proceeds from the sale of, securities in such accounts with respect to the Common Stock. However, no such person's rights relate to more than five percent of the Common Stock.

BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to beneficial ownership of the Common Stock by each of the directors and director nominees, the persons named in the Summary Compensation Table and by all directors and executive officers as a group as of April 30, 1999, unless otherwise indicated. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

                     NAME AND ADDRESS                             AMOUNT AND NATURE
                  OF BENEFICIAL OWNER(1)                       OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
                  ----------------------                       -----------------------    ----------------
David J. Beattie(2)(3).....................................             15,500                    *
Philip J. DeCocco(2)(4)....................................             17,000                    *
Robert S. Oswald(2)(5).....................................             26,500                    *
Alfred A. Pease(2)(6)......................................            159,250                  1.9
Terryll R. Smith(2)(7).....................................             16,500                    *
Dean J. Massab(8)..........................................             14,669                    *
Frank H.W. Schoenwitz(9)...................................              7,500                    *
John G. Zimmerman(10)......................................                156                    *
Directors and executive officers as a group (8
  persons)(3)(4)(5)(6)(7)(8)(9)(11)........................            258,920                  3.2

-------------------------
  *  Less than 1% of class

 (1) The address for Messrs. Beattie, DeCocco, Oswald, Pease, Smith, Massab, Schoenwitz, and Zimmerman is 47827 Halyard Drive, Plymouth, Michigan 48170.

 (2) Serves as a member of the Board of Directors of the Company.

 (3) Represents options to purchase 15,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of May 11, 1999.

 (4) Includes options to purchase 16,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of May 11, 1999.

 (5) Includes options to purchase 16,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of May 11, 1999.

 (6) Includes options to purchase 157,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of May 11, 1999.

 (7) Represents options to purchase 16,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of May 11, 1999.

 (8) Includes options to purchase 14,502 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of May 11, 1999.

 (9) Represents options to purchase 7,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of May 11, 1999.

(10) John G. Zimmerman resigned as Vice President -- Finance and Chief Financial Officer in November 1998.

(11) Includes 2,000 shares owned by John J. Garber who became Vice President -- Finance and Chief Financial Officer in February 1999.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during the Company's last fiscal year. All of these filing requirements were satisfied by the Company's officers, directors and ten percent shareholders, except that Mr. Pease failed to file on a timely basis one report relating to a single transaction in Common Stock beneficially owned by him. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent shareholders and copies of the reports that have been filed with the Commission.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

     All of the members of the Board of Directors who are not employed by the Company (other than the Chairman of the Board) (the "Eligible Directors") will receive an annual retainer of $10,000, paid quarterly in the amount of $2,500, beginning April 1, 1999. All Eligible Directors who serve on more than one committee of the Board of Directors shall receive $2,000 for each committee in excess of one on which he serves. All Eligible Directors receive $1,250 for each Board meeting attended. In addition, directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings. Directors are also eligible to participate in the Company's 1992 Stock Option Plan (the "1992 Plan").

     All Eligible Directors participate in the Directors Stock Option Plan (the "Directors Plan"). Any Eligible Director who is first elected or appointed after February 9, 1995 will receive an Option to purchase 15,000 shares of Common Stock on the date of his or her election or appointment ("Initial Option"). In addition, each Eligible Director who has been a director for six months before the date of each Annual Meeting of Shareholders held during the term of the Directors Plan automatically will be granted, as of the date of such Annual Meeting, an option to purchase an additional 1,500 shares of Common Stock (an "Annual Option"). The Directors Plan expires on February 9, 2000. The exercise price of options granted under the Directors Plan is the last reported sale price per share of the Company's Common Stock as quoted on The Nasdaq Stock Market's National Market on the date of grant. Each option granted under the Directors Plan as an Initial Option becomes exercisable in full on the first anniversary of the date of grant. Options granted as Annual Options become exercisable in three annual increments of 33 1/3% of the shares subject to the option. The exercisability of such options is accelerated in the event of the occurrence of certain changes in control of the Company. All options granted under the Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated due to the termination of the Eligible Director's service as a director of the Company. See "Proposal 3 -- Amendments to the Directors Stock Option Plan" for a description of proposed amendments to the Directors Stock Option Plan.

EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information as to compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1996, 1997, and 1998 to
(i) the Company's Chief Executive Officer, (ii) the Company's executive officers at December 31, 1998 (other than the Chief Executive Officer) whose aggregate annual salary and bonus exceeded $100,000 and (iii) a former executive officer, who during portions of the fiscal year ended December 31, 1998, was classified as an executive officer for purposes of the Commission's regulations, whose aggregate annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                ANNUAL COMPENSATION                 AWARDS
                                     -----------------------------------------   ------------
          NAME AND                                             OTHER ANNUAL                        ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)    OPTIONS(#)    COMPENSATION($)
     ------------------       ----   ---------   --------   ------------------    ----------    ---------------
Alfred A. Pease.............  1996    175,000    104,778          42,120(3)        200,000          51,177(4)
  President, Chief Executive  1997    214,000     37,878          20,821(3)         30,000          29,925(4)(6)
  Officer and Chairman of     1998    230,000          0               0                --           6,800(7)
  the Board(2)
Dean J. Massab..............  1998    123,788          0               0            30,000           5,153(7)
  Vice President Automotive
  Business Unit(9)
Frank H.W. Schoenwitz.......  1998    147,505     25,000               0            33,000          67,047(7)(8)
  Vice President European
  Business Unit(10)
John G. Zimmerman...........  1996     61,384      5,650              --            35,000             627(5)
  Former Vice President       1997    123,418     20,025              --             5,000           7,260(6)
  and Chief Financial         1998    110,150          0              --                 0           6,716(7)
  Officer(11)

-------------------------
 (1) Perquisites and other personal benefits were provided to all of the persons named in the Summary Compensation Table. Disclosure of such amounts is not required because such amounts were less than 10% of the total annual salary and bonuses reported for each of the respective individuals for each period presented.

 (2) Mr. Pease became President and Chief Executive Officer in February 1996 and Chairman of the Board in July 1996.

 (3) Includes payment of certain tax "gross up" amounts of $42,120 and $20,821 for certain taxable income received by Mr. Pease in 1996 and 1997 as described under "All Other Compensation."

 (4) "All Other Compensation" includes reimbursements for temporary housing, moving and travel expenses related to Mr. Pease's relocation to Michigan in 1996 totaling $22,925 and reimbursements for closing costs in the amount of $28,252 related to the sale of Mr. Pease's former residence in 1996, and $23,396 of reimbursements for closing costs relating to the purchase of a new residence in 1997.

 (5) "All Other Compensation" is comprised of the dollar value of any life insurance premiums paid by the Company in the fiscal year ended December 31, 1996 with respect to term life insurance for the benefit of the named executive as follows: Mr. Zimmerman $627.

 (6) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended December 31, 1997 as follows: Mr. Pease $4,750 and Mr. Zimmerman $4,750; and (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended December 31, 1997 with respect to term life insurance for the benefit of the named executives as follows: Mr. Pease $1,779 and Mr. Zimmerman $2,510.

 (7) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended December 31, 1998 as follows: Mr. Pease $5,000; Mr. Massab $4,750 and Mr. Zimmerman $4,156; and
     (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended December 31, 1998 with respect to term life insurance for the benefit of the named executives as follows: Mr. Pease $1,800; Mr. Massab $403; Mr. Schoenwitz $3,613 and Mr. Zimmerman $2,560.

 (8) "All Other Compensation" includes reimbursements for temporary housing, moving and travel expenses related to Mr. Schoenwitz's relocation to Germany and reimbursements for closing costs in 1998 totaling $63,434.

 (9) Mr. Massab became Vice President -- Automotive Business Unit in June 1998.

(10) Mr. Schoenwitz became Vice President -- European Business Unit in February 1998.

(11) Mr. Zimmerman became Vice President -- Finance and Chief Financial Officer in July 1996 and resigned as Vice President and Chief Financial Officer of the Company in November 1998.

GRANTS OF OPTIONS

     The following table sets forth certain information concerning individual grants of stock options to each of the persons named in the Summary Compensation Table made during the fiscal year ended December 31, 1998. All grants described in the following table were made under the Company's 1992 Stock Option Plan and contain the Option Acceleration Provision (as defined under "Further
Information -- Compensation of Directors and Officers -- Executive
Officers -- Termination of Employment and Change of Control Arrangements").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                     INDIVIDUAL GRANTS                                            ANNUAL RATES OF
                           --------------------------------------                                   STOCK PRICE
                               NUMBER OF        PERCENT OF TOTAL                                 APPRECIATION FOR
                              SECURITIES       OPTIONS GRANTED TO   EXERCISE OR                   OPTION TERM(3)
                           UNDERLYING OPTION      EMPLOYEES IN      BASE PRICE    EXPIRATION   ---------------------
          NAME                GRANTED(#)         FISCAL YEAR(1)       ($/SH)       DATE(2)       5%($)      10%($)
          ----             -----------------   ------------------   -----------   ----------     -----      ------
Alfred A. Pease..........          0                   0                 --          --           --          --
Dean J. Massab...........       30,000(4)             18.2              7.40      07/31/08      139,615     353,811
Frank H.W. Schoenwitz....       30,000(5)             18.2             20.48      02/28/08      386,392     979,195
Frank H.W. Schoenwitz....        3,000(6)              1.8              6.76      08/31/08       12,754      32,321
John G. Zimmerman........          0                   0                 --          --           --          --

-------------------------
(1) Options to purchase a total of 164,500 shares of Common Stock were granted to team members in the fiscal year ended December 31, 1998.

(2) Options expire on the date indicated, or, if earlier, one year after the optionee's death or permanent disability or three months after the optionee's termination of employment.

(3) Represents the value of such options at the end of its ten year term (without discounting to present value) assuming the market prices of the Common Stock appreciates from the grant date at an annually compounded rate of 5% or 10%. These amounts represent rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) Consists of 16,942 of nonqualified options and 13,058 of incentive stock options. Nonqualified options become exercisable in one installment of 6,386 shares of Common Stock on August 1, 1999 and two annual installments of 5,278 shares of Common Stock beginning August 1, 2000. The Incentive Stock Options become exercisable in one installment of 1,114 shares of Common Stock on August 1, 1999, two annual installments of 2,222 shares of Common Stock beginning on August 1, 2000 and a final installment of 7,500 shares of Common Stock on August 1, 2002.

(5) Consists of 10,472 of nonqualified options and 19,528 of incentive stock options. Nonqualified options become exercisable in four annual installments of 2,618 shares of Common Stock beginning March 1, 1999. The Incentive Options become exercisable in four annual installments of 4,882 shares of Common Stock beginning March 1, 1999.

(6) Consists of 3,000 of nonqualified options which become exercisable in four annual installments of 750 shares of Common Stock beginning September 1, 1999.

EXERCISE AND VALUE OF OPTIONS

     The following table sets forth certain information concerning exercises of stock options during the fiscal year ended December 31,1998 by each of the persons named in the Summary Compensation Table and the number of and the value of unexercised stock options held by such persons as of December 31, 1998 on an aggregated basis.

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                              SHARES                           AT FISCAL YEAR-END(#)       AT FISCAL YEAR-ENDS($)(1)
                             ACQUIRED          VALUE        ---------------------------   ---------------------------
          NAME            ON EXERCISE(#)   REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            --------------   --------------   -----------   -------------   -----------   -------------
Alfred A. Pease.........      0                0              107,500        122,500           0              0
Dean J. Massab..........    3,750            28,913             9,501         56,999           0              0
Frank H.W. Schoenwitz...      0                0                0             33,000           0              0
John G. Zimmerman.......      0                0               18,751         21,249           0              0

-------------------------
(1) Represents the total gain which would have been realized if all such options had been exercised on December 31, 1998.

(2) Represents the fair market value of the shares of Common Stock relating to exercised options, as of the date of exercise, less the exercise price of such options.

EMPLOYMENT AGREEMENTS

     Mr. Pease serves in his present capacity pursuant to the terms of an employment agreement. Mr. Pease's agreement provides for an annual base salary of $200,000, subject to increase at the discretion of the Management Development Committee, benefits comparable to the Company's other executive officers, including life, disability and health insurance and the use of a Company leased automobile and an annual performance bonus target level of 60% of his base salary. Mr. Pease's base salary for 1999 is $230,000 and he will receive reimbursement of reasonable monthly club dues. In addition, such agreement provides for the reimbursement of temporary housing, travel and relocation expenses incurred by Mr. Pease, including moving expenses, real estate brokerage commissions and certain closing and loan costs associated with the sale of Mr. Pease's prior residence and purchase of a new residence in the state of Michigan and certain incidental expenses related to the relocation, plus a payment equal to the income taxes payable by Mr. Pease as a result of the receipt of such reimbursements and tax payment. In the event Mr. Pease's employment is terminated without cause, his salary and benefits will continue for twelve months and he will earn a pro rata portion of any bonus that would have been earned in the year of the termination.

     In the event Mr. Pease's employment is terminated without cause, all remaining unexercisable options for shares of Common Stock granted to him in 1996 will become immediately exercisable. In 1996, Mr. Pease was granted options to purchase 200,000 shares of Common Stock under the 1992 Plan. These options become exercisable in cumulative annual installments of 25% beginning February 14, 1997 and expire on February 14, 2006.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Payments due to Mr. Pease upon termination of his employment with the Company are described above under "Further Information -- Compensation of Directors and Executive Officers -- Executive Officers -- Employment Agreements."

     Agreements relating to stock options granted under the 1992 Plan to each of the executive officers named in the Summary Compensation Table, as well as certain other officers of the Company, also provide that such options become immediately exercisable in the event that the optionee's employment is terminated without cause, or there is a diminishment of the optionee's responsibilities, following a Change of Control of the Company or, if, in the event of a Change of Control, such options are not assumed by the person surviving the Change of Control or purchasing the assets in the Change of Control. A "Change of Control" is generally defined as a merger of the Company in which the Company is not the survivor, certain share exchange transactions, the sale or transfer of all or substantially all of the assets of the Company, or any person or group of persons (as defined by Section 13(d) the Securities Exchange Act of 1934, as amended) acquires more than 50% of the Common Stock ("Option Acceleration Provision").

                     REPORT OF THE MANAGEMENT DEVELOPMENT,
                    COMPENSATION AND STOCK OPTION COMMITTEE

     The Management Development, Compensation and Stock Option Committee of the Board of Directors ("Management Development Committee") is responsible for the planning, review and administration of the Company's executive compensation program and the Company's stock-based executive compensation programs, including the 1992 Stock Option Plan. During the year ended December 31, 1998, all members of these Committees were non-employee directors of the Company.

     The Company's objective is to provide a superior return to its shareholders. To support this objective, the Company believes it must attract, retain and motivate top quality executive talent. The Company's executive compensation program is a critical tool in this process.

     The Company's executive compensation program has been designed to link executive compensation to Company performance through at-risk compensation opportunities, providing significant reward to executives who contribute to the Company's success. The Company's executive compensation program consists of base salary, annual cash incentive opportunities and long-term incentives represented by stock options.

     The base salary, performance bonus, stock option and other compensation terms of new executive officers are established based upon each executive's qualifications, position and level of responsibility as compared with the Company's other executives.

BASE SALARY

     The Management Development Committee recognizes the importance of a competitive compensation structure in retaining and attracting valuable senior executives. Executive salary levels are reviewed and established annually. The salaries received by the Company's executives generally reflect their levels of responsibility, the profitability of the Company and other factors, such as assessments of individual performance.

     The Management Development Committee increased the base salary of Alfred A. Pease, Chairman of the Board, President and Chief Executive Officer of the Company by 7.5% during 1998. This increase principally reflected the Company's financial performance in 1997 and the Management Development Committee's evaluation of Mr. Pease's contribution to the Company's 1997 financial performance. During 1998, the Company hired a new Vice President of the European Business Unit. His base salary was established based upon his extensive experience and his assumption of responsibility for European operations. The Company also promoted an officer of the Company to the position of Vice President -- Automotive Business Unit in 1998. This individual received an aggregate 16% increase in base salary during 1998. A portion of this increase was due to the promotion and a portion of the increase was made prior to the promotion based upon performance. A third executive officer of the Company received no increase in base salary in 1998.

ANNUAL BONUS

     The Company's executive officers are eligible for annual cash performance bonuses. Typically, at the beginning of each year, the Management Development Committee develops a Management Bonus Plan applicable to all executives of the Company, including the Chief Executive Officer of the Company. Because of the weak financial performance of the Company early in 1998, the Management Development Committee decided not to adopt a formal management bonus program for 1998. Based upon the weak financial performance of the Company in 1998, no discretionary bonuses were paid to Mr. Pease or the other executive officers in 1998.

STOCK OPTIONS

     Stock option grants have historically been utilized by the Company as part of its compensation program for all levels of team members, including the Company's executives. The Company's stock option program permits team members to buy a specific number of shares of Common Stock, in the future, at the fair market value of such shares on the date the option is granted. Since stock options gain value only if the price of the Common Stock increases above the option exercise price, this use of stock option grants reflects the Company's philosophy of linking compensation to performance. In addition, the Committee believes that stock option grants to team members help to provide an incentive for their continued employment and otherwise more closely align their interests with those of the Company and its shareholders. The Company also utilizes stock options as part of its standard compensation package developed to attract highly qualified employment candidates to the Company.

     The Management Development Committee granted options to purchase shares of Common Stock under the 1992 Stock Option Plan to certain of the executive officers of the Company that were effective in 1998. The Company's two new executive officers each received a grant of options to purchase 30,000 shares of Common Stock under the 1992 Stock Option Plan in connection with their assumption of such positions. One of those executive officer's received an additional grant of options to purchase 3,000 shares of Common Stock under the 1992 Stock Option Plan later in the year. These options become exercisable in four equal annual installments, beginning one year from their date of grant, at an exercise price equal to the fair market value of the Common Stock on the date of the grant. Mr. Pease and the third executive officer did not receive any grants of options that were effective in 1998.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Board of Directors of the Company has reviewed the provisions of the Internal Revenue Code and related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to any of the five most highly compensated executive officers at the end of the fiscal year to the extent such compensation exceeds $1,000,000 in any year.

     The Board of Directors of the Company has established certain restrictions on the granting of options under the Company's 1992 Stock Option Plan so that compensation realized in connection with the exercise of options granted under such plan would be exempt from the restrictions on deductibility described above. The 1992 Stock Option Plan restricts to 200,000 the number of shares of Common Stock that may be subject to options granted to any salaried employee in any fiscal year. It is important to note that while this restriction allows the Management Development Committee continuing discretion in establishing executive officer compensation, it does limit such discretion by restricting the size of option awards which the Management Development Committee may grant to any single individual. The permitted size of the option awards to a single individual was established based on the Committee's determination of the maximum number of option shares which would be required to be granted in any fiscal year to retain or attract a chief executive officer of the Company.

     The Board of Directors does not believe that other components of the Company's compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility, and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. The Board of Directors will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Internal Revenue Code.

DATED: APRIL 14, 1999                          MANAGEMENT DEVELOPMENT,
                                               COMPENSATION AND STOCK
                                               OPTION COMMITTEE:
                                               Philip J. DeCocco, Louis R. Ross

                         STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Common Stock from December 31, 1993, through December 31, 1998 with an index consisting of returns from a peer group of companies, consisting of Cognex Corp., Cyberoptics Corporation, Medar Inc., PPT Vision, Inc. (formerly Pattern Processing Technology) and Robotic Vision Systems Inc. (the "Peer Group Index") and The Nasdaq Stock Market Composite Index (the "Nasdaq Composite Index"). The returns of each company in the Peer Group Index have been weighted according to their respective stock market capitalization. The graph assumes that the value of the investment in the Company's Common Stock, the Peer Group Index and the Nasdaq Composite Index was $100 on December 31, 1993 and that all dividends were reinvested.

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG PERCEPTRON, INC., THE PEER GROUP
                         AND THE NASDAQ COMPOSITE INDEX
GRAPH

                --------------------------------------------------------------------------------------------------
                                                     CUMULATIVE TOTAL RETURN
                --------------------------------------------------------------------------------------------------
                                       12/31/93     12/31/94     12/31/95     12/31/96     12/31/97      12/31/98
                --------------------------------------------------------------------------------------------------
                  Perceptron, Inc.           100          174          252          388          245            75
                --------------------------------------------------------------------------------------------------
                  Peer Group                 100          152          400          206          275           171
                --------------------------------------------------------------------------------------------------
                  NASDAQ Composite           100           98          138          170          209           293
                --------------------------------------------------------------------------------------------------

                            INDEPENDENT ACCOUNTANTS

     The accounting firm of PricewaterhouseCoopers, LLP has been appointed by the Board of Directors to audit the consolidated financial statements for the Company for the year ending December 31, 1999. Representatives of PricewaterhouseCoopers, LLP are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at such meeting if they desire to do so.

               PROPOSALS BY SHAREHOLDERS FOR 2000 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2000 annual meeting which are eligible for inclusion in the Company's proxy statement for that meeting under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Secretary of the Company at 47827 Halyard Drive, Plymouth, Michigan 48170, no later than January 11, 2000. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proposals be submitted by certified mail, return receipt requested.

     Shareholder proposals intended to be presented at the 2000 annual meeting which are not eligible for inclusion in the Company's proxy statement for that meeting under Rule 14a-8 are considered untimely under Rule 14a-5 promulgated under the Exchange Act unless received by the Secretary of the Company at 47827 Halyard Drive, Plymouth, Michigan 48170 no later than March 27, 2000.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                          By order of the Board of Directors,

                                          /s/ THOMAS S. VAUGHN

                                          Thomas S. Vaughn, Secretary
Plymouth, Michigan
May 11, 1999

                                PERCEPTRON, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PERCEPTRON, INC.


         The undersigned shareholder hereby appoints ALFRED A. PEASE and THOMAS
S. VAUGHN, or either of them, the attorney and proxies of the undersigned, with power of substitution, to vote all the shares of common stock of Perceptron, Inc. standing in the name of the undersigned at the close of business on April 30, 1999 at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 24, 1999 at 9:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there present.

         The shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Proxy Statement dated May 11, 1999. Proxies will be voted as instructed.

         IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS (INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE OR, FOR GOOD CAUSE, WILL NOT SERVE), FOR THE AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN AND FOR THE AMENDMENTS TO THE COMPANY'S DIRECTORS STOCK OPTION PLAN.

         DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT AND NOTICE OF SAID MEETING, BOTH DATED MAY 11, 1999.

                                                                 --------------
                                                                 | SEE REVERSE|
                                                                 |    SIDE    |
                                                                 --------------

                         (TO BE SIGNED ON REVERSE SIDE)


|X|  Please mark your
     votes as in this
     example

------------------------------------------------------------------------------------------------------------------------------------

                                          WITHHELD
                              FOR         from all
                         all  Nominees    Nominees  NOMINEES                                                     FOR AGAINST ABSTAIN
1. ELECTION OF                                                                   2. APPROVAL OF AN AMENDMENT TO
   DIRECTORS                | |              | |      David J. Beattie           1992 STOCK OPTION PLAN           | |    | |    | |
   Election of directors                              Philip J. DeCocco
   to hold office until                               Robert S. Oswald           To approve an amendment to the
   the Annual Meeting                                 Alfred A. Pease            Perceptron, Inc. 1992 Stock
   of Shareholders in 2000.                           Terryll R. Smith           Option Plan, as described in the
                                                                                 Notice of Annual Meeting of
                                                                                 Shareholders and Proxy Statement
                                                                                 dated May 11, 1999.

For, except vote withheld from the following nominee(s):                         3. APPROVAL OF AMENDMENTS       FOR AGAINST ABSTAIN
                                                                                 TO THE DIRECTORS STOCK
                                                                                 OPTION PLAN                     | |    | |    | |
------------------------------------------------------------------------
(INSTRUCTION: to withhold authority to vote for any nominee, write               To approve amendments to the
that nominee's name in the space provided.)                                      Perceptron, Inc. Directors Stock
                                                                                 Option Plan, as described in the
                                                                                 Notice of Annual Meeting of
                                                                                 Shareholders and Proxy Statement
                                                                                 dated May 11, 1999.

                                                                                 Brokers executing proxies should indicate the
                                                                                 number of shares with respect to which authority
                                                                                 is conferred by this Proxy if less than all shares
                                                                                 held as nominees are to be voted.

                                                                                 PLEASE EXECUTE AND RETURN THIS PROXY IN THE
                                                                                 ENCLOSED ENVELOPE PROMPTLY.


Signature                                        Signature                                        Dated:                    , 1999
          ------------------------------------             --------------------------------------       --------------------

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.